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                                                                     EXHIBIT 5.1



                                Hale and Dorr LLP

                                 60 State Street

                           Boston, Massachusetts 02109

                               September 12, 2003



DoubleClick Inc.
450 West 33rd Street, 16th Floor
New York, New York  10001

Ladies and Gentlemen:

   This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of an aggregate of $135,000,000 of Zero Coupon Convertible Subordinated Notes due 2023 (the "Notes") and the shares of common stock issuable upon the conversion of such Notes (the "Conversion Shares", together with the Notes, the "Securities") of DoubleClick Inc., a Delaware corporation (the "Company"). All of the Securities are being registered on behalf of certain securityholders of the Company (the "Selling Securityholders").

   We are acting as counsel for the Company in connection with the registration for resale of the Securities. We have examined signed copies of the Registration Statement to be filed with the Commission, and all exhibits thereto, including the Indenture, dated as of June 23, 2003, between the Registrant and The Bank of New York, as trustee, for Zero Coupon Convertible Subordinated Notes due 2023 (the "Indenture"). We have also examined the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Company, each as amended to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

   In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents.

   We assume that the appropriate action will be taken, prior to the offer and sale of the Securities, to register and qualify the Securities for sale under all applicable state securities or "blue sky" laws.

   We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the state laws of the State of New York and the federal laws of the United States of America.

   Our opinion in paragraph 1 below is qualified to the extent that it may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws affecting the rights of creditors generally, (ii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing, (iii) statutory or decisional law concerning recourse of creditors to security in the absence of notice or hearing or (iv) general equitable principles. We express no opinion as to the enforceability of any provision of any of the Notes that purports to




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select the laws by which it or any other agreement or instrument is to be governed. Furthermore, we express no opinion as to the availability of any equitable or specific remedy, or as to the successful assertion of any equitable defense, upon any breach of any agreements or documents or obligations referred to therein, or any other matters, inasmuch as the availability of such remedies or defenses may be subject to the discretion of a court.

   We also express no opinion herein as to any provision of any agreement (a) which may be deemed to or construed to waive any right of the Company, (b) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (c) relating to the effect of invalidity or unenforceability of any provision of the Indenture on the validity or enforceability of any other provision thereof, (d) requiring the payment of penalties, consequential damages or liquidated damages, (e) which is in violation of public policy, including, without limitation, any provision relating to indemnification and contribution with respect to securities law matters, (f) purporting to indemnify any person against his, her or its own negligence or intentional misconduct, (g) which provides that the terms of the Indenture may not be waived or modified except in writing or (h) relating to choice of law or consent to jurisdiction.

   Based upon and subject to the foregoing, we are of the opinion that:

   1.   The Notes are valid and binding obligations of the Company; and

   2. The Conversion Shares have been duly and validly authorized and, when issued upon conversion of the Notes in accordance with the terms of the Notes, will be validly issued, fully paid and nonassessable.

   It is understood that this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.

   Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

   We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                         Very truly yours,

                                         /s/ Hale and Dorr LLP

                                         Hale and Dorr LLP